EXHIBIT 10.39
LOAN MODIFICATION AND LIMITED WAIVER
          This Loan Modification and Conditional Waiver (“Waiver”) is entered into as of May 7, 2007, by and between Partners for Growth, L.P., a Delaware limited partnership with its principal place of business at 180 Pacific Avenue, San Francisco, California 94111 (“PFG”) and each of Qualmark Corporation, a Colorado corporation and Qualmark ACG Corporation, a Colorado corporation, with their principal place of business at 4580 Florence Street, Denver, Colorado 80238 (“Borrower”).
          WHEREAS, Borrower has existing credit facilities with PFG pursuant to that certain Loan and Security Agreement dated November 12, 2004 (the “2004 Loan”) and that certain Loan and Security Agreement dated February 20, 2007 (the “2007 Loan”) (the 2004 Loan and the 2007 Loan are collectively referred to as the “Loans” and the documents and instruments representing the 2004 Loan and the 2007 Loan are hereinafter collectively referred to as the “Loan Documents”);
          WHEREAS, Borrower has failed to comply with the Amortization Trigger Financial Covenant in Section 5 of the Schedule to the 2007 Loan for the first quarter of 2007 under which Borrower is required to meet certain minimum quarterly EBITDA (the “Financial Covenant”), the failure of which gives PFG the right to require level amortization of outstanding principal amounts under the Loan Documents;
          WHEREAS, Borrower desires that PFG not require Borrower to amortize borrowings under the Loan documents, as PFG is entitled to now require, and temporarily waive such requirement on the terms and conditions set forth herein;
          NOW THEREFORE, the parties hereby agree as follows:
1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to PFG, Borrower is indebted to PFG under the 2004 Loan in the outstanding principal amount of $960,000 and under the 2007 Loan in the outstanding principal amount of $500,000. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Documents.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in the Intellectual Property Security Agreement. Hereinafter, the above-described security documents, including the Cross-Corporate Continuing Guaranty of even date therewith, together with all other documents securing repayment of the Indebtedness, shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Loan Documents”.
3. LIMITED WAIVER. In consideration of Borrower’s payment of the Waiver Fee, PFG hereby waives Borrower’s compliance with the Financial Covenant for Q1 2007. If Borrower should fail to meet the Financial Covenant for Q2 2007, PFG may, at is option, require Borrower to (i) forthwith pay the sum of $146,000 to reduce the principal outstanding under the Loans (or such lesser amount as PFG may determine in its sole discretion), and (ii) commence to make monthly principal payments of not less than $48,667 (or such lesser amount(s) as PFG may determine in its sole discretion).

4. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.
          (a). Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to, and covenants with, PFG that:
          (i) Corporate Power; Authorization. Borrower has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Waiver, to pay the Waiver Fee and to carry out and perform all of its obligations hereunder. This Waiver has been duly authorized, executed and delivered on behalf of Borrower and constitutes the valid and binding agreement of Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and as limited by equitable principles generally. The person executing this Waiver is a duly authorized officer of Borrower with all necessary legal authority to bind Borrower generally and with the specific legal authority to cause Borrower to enter into this Waiver.
          (ii) No Conflict. The execution and delivery of this Waiver does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Restated Certificate of Incorporation or Bylaws, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Borrower, its properties or assets, the effect of which would have a material adverse effect on Borrower or materially impair or restrict its power to perform its obligations as contemplated hereby or thereby.
          (iii) Governmental and other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of Borrower in connection with the execution, delivery and performance of this Waiver.
          (iv) PFG Reliance. Borrower understands and acknowledges that PFG is entering into this Waiver in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
5. CONSISTENT CHANGES; DEFINITION. The 2007 Loan is hereby amended wherever necessary to reflect the changes described above, so long as the waiver is effective. The terms “Q1-2007” and “Q2-2007” refer to the first and second calendar quarters of 2007.
6. PAYMENT OF WAIVER FEE AND EXPENSES. PFG’s limited waiver of its right to require Borrower to amortize principal payments as set forth in this Waiver is subject to its receipt of: (i) a fee equal to $15,000 (the “Waiver Fee”), receipt of which PFG hereby acknowledges, and (ii) the payment upon demand of all of PFG’s costs and expenses, including attorneys’ fees, incurred in connection with this Waiver.
7. NO DEFENSES. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.
8. CONTINUING VALIDITY. The conditional limited waivers and amendments set forth in this Waiver shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loans or of any other instrument or agreement referred to in the Loan Documents or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to constitute a consent, commitment or agreement, express or implied, to continue to waive terms of the Loan Documents or forbear from exercising remedies under the Loan Documents; or (d) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby (and only for the period during which such amendment is in effect due to PFG’s waiver), the Loan Documents shall continue in full force and effect. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Waiver. The terms of this Section 8 apply not only to this Waiver, but also to all subsequent waivers.
9. CONDITIONS. The effectiveness of this Waiver is conditioned upon : (a) PFG’s receipt of a fully executed counterpart hereof, (b) PFG’s receipt of the Waiver Fee and its fees and costs associated with this Waiver, and (c) the truth and accuracy of the Representations and Warranties of Borrower set forth in Section 4 of this Waiver.
10. MISCELLANEOUS. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Waiver.
          This Waiver is executed as of the date first written above.
Borrower:

QUALMARK CORPORATION		PARTNERS FOR GROWTH, L.P.

By		By

	President or Vice President	Name:

By		Title:	Manager, Partners for Growth, LLC

	Secretary or Ass’t Secretary		Its General Partner
Borrower:

QUALMARK ACG CORPORATION

By

President or Vice President

By

Secretary or Ass’t Secretary